ARTICLES SUPPLEMENTARY
To
ARTICLES OF INCORPORATION
OF
BNY MELLON INVESTMENT FUNDS II, INC.

BNY Mellon investment Funds ii, Inc. (the "Corporation"), a Maryland Corporation, incorporated on November 1, 2013, having its principal office in the State of Maryland in Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies the five hundred million (500,000,000) authorized but unissued shares, $.001 par value per share, of Class A shares (100,000,000), Class C shares (100,000,000), Class I shares (100,000,000) and Class Y shares (200,000,000) of BNY Mellon Alternative Diversifier Strategies Fund as undesignated shares of Common Stock of the Corporation.

SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies (i) four hundred million (400,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as shares of Common Stock of BNY Mellon Fixed Income Completion Funds (FICS) — C and (ii) four hundred million (400,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as shares of Common Stock of BNY Mellon Fixed Income Completion Funds (FICS) — CP. BNY Mellon Fixed Income Completion Funds (FICS) — C and BNY Mellon Fixed Income Completion Funds (FICS) — CP each are referred to as a "Fund" and, together as the "Funds."

THIRD: The shares of Common Stock of each Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally.

FOURTH: Immediately before the classification and reclassification of shares as set forth in Articles FIRST and SECOND hereof, the Corporation was authorized to issue five billion (5,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million dollars ($5,000,000), classified as follows:

Fund – Class	Shares Authorized
BNY Mellon Alternative Diversifier Strategies Fund – Class A	100 million shares
BNY Mellon Alternative Diversifier Strategies Fund – Class C	100 million shares
BNY Mellon Alternative Diversifier Strategies Fund – Class I	100 million shares
BNY Mellon Alternative Diversifier Strategies Fund – Class Y	200 million shares
BNY Mellon Global Emerging Markets Fund – Class A	100 million shares
BNY Mellon Global Emerging Markets Fund – Class C	100 million shares
BNY Mellon Global Emerging Markets Fund – Class I	100 million shares

BNY Mellon Global Emerging Markets Fund – Class Y	200 million shares
BNY Mellon Yield Enhancement Strategy Fund – Class A	100 million shares
BNY Mellon Yield Enhancement Strategy Fund – Class C	100 million shares
BNY Mellon Yield Enhancement Strategy Fund – Class I	100 million shares
BNY Mellon Yield Enhancement Strategy Fund – Class Y	200 million shares
Undesignated Common Stock	3,500,000,000 shares
Total	5,000,000,000 shares

FIFTH: As hereby classified and reclassified, the total number of shares of capital stock which the Corporation has authority to issue remains five billion (5,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million dollars ($5,000,000), classified as follows:

Fund – Class	Shares Authorized
BNY Mellon Global Emerging Markets Fund – Class A	100 million shares
BNY Mellon Global Emerging Markets Fund – Class C	100 million shares
BNY Mellon Global Emerging Markets Fund – Class I	100 million shares
BNY Mellon Global Emerging Markets Fund – Class Y	200 million shares
BNY Mellon Yield Enhancement Strategy Fund – Class A	100 million shares
BNY Mellon Yield Enhancement Strategy Fund – Class C	100 million shares
BNY Mellon Yield Enhancement Strategy Fund – Class I	100 million shares
BNY Mellon Yield Enhancement Strategy Fund – Class Y	200 million shares
BNY Mellon Fixed Income Completion Funds (FICS) — C	400 million shares
BNY Mellon Fixed Income Completion Funds (FICS) — CP	400 million shares
Undesignated Common Stock	3,200,000,000 shares
Total	5,000,000,000 shares

SIXTH: All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board. The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

SEVENTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

EIGHTH: These Articles Supplementary were approved by the Board and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

NINTH: These Articles Supplementary shall become effective upon acceptance.

IN WITNESS WHEREOF, BNY Mellon Investment Funds II, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

BNY MELLON INVESTMENT FUNDS II, INC.

By: /s/ Jeff Prusnofsy_______________

Jeff Prusnofsky

Vice President

WITNESS:

/s/ Sarah Kelleher_____________

Sarah Kelleher

Secretary